Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Greer Bancshares Incorporated
(Name of Registrant as Specified in Its Charter)

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[GREER BANCHSARES INCORPORATED GRAPHIC OMITTED]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Greer Bancshares Incorporated will be held on Thursday, April 22, 2004, at 3:00 p.m., local time, at the West Poinsett Street office of Greer State Bank, 1111 West Poinsett Street, Greer, South Carolina, for the following purposes:

1.	To elect four directors to hold office until the 2007 Annual Meeting of Shareholders or until their successors have been duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

Only those shareholders of the Company of record at the close of business on March 12, 2004 are entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of shareholders will be available at the Company’s offices prior to the meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EACH SHAREHOLDER IS REQUESTED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID, RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Gary M. Griffin Gary M. Griffin
Greer, South Carolina	Chairman, Board of Directors
March 31, 2004	Greer Bancshares Incorporated

GREER BANCSHARES INCORPORATED
1111 West Poinsett Street
Greer, South Carolina 29650

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2004

Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Shareholders to be held on Thursday, April 22, 2004 at 3:00 p.m., local time. The meeting will be held at Greer State Bank’s West Poinsett Street office, 1111 West Poinsett Street, Greer, South Carolina for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate date of the mailing of this Proxy Statement and accompanying Proxy is March 31, 2004.

Who is Entitled to Vote; Other Voting Matters
The board has set March 12, 2004 as the record date for the meeting. Only shareholders owning the Company’s common stock on that date will be entitled to vote at the meeting. At the close of business on that day, there were outstanding 1,619,111 shares of the Company’s common stock. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. In accordance with the Company’s articles of incorporation, cumulative voting will not be permitted.

The presence, in person or by proxy, of the holders of one third of the total number of shares of common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Since many shareholders cannot attend the meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

The election of directors will be determined by a plurality vote. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

Availability of Voting by Proxy; Revocability of Proxies
When you sign the proxy card, you appoint Mark S. Ashmore, Anthony C. Cannon and Harold K. James as your representatives at the meeting. Mr. Ashmore, Mr. Cannon and Mr. James will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Ashmore, Mr. Cannon and Mr. James vote your proxy for the election to the Board of Directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Ashmore, Mr. Cannon and Mr. James will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Solicitation of Proxies.
We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 31, 2004.

We are mailing our 2003 Annual Report along with this proxy statement. The annual report contains financial statements reflecting our financial position and results of operations at and for the three years ended December 31, 2003. The annual report, however, is not part of this proxy statement.

ELECTION OF DIRECTORS
Proposal 1 on the Proxy

General Information Regarding Election of Directors
The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The Board of Directors is currently comprised of 10 directors.

Shareholders will elect four nominees at the meeting to serve a three-year term, expiring at the 2007 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

The board of directors recommends that you elect the four nominees identified below as directors. If you submit a proxy but do not specify how you would like it to be voted, Mr. Ashmore, Mr. Cannon and Mr. James will vote your proxy to elect these nominees. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Ashmore, Mr. Cannon and Mr. James will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Identification of Nominees
The following table sets forth information concerning the four persons nominated as directors, as well as directors continuing in office.

		Position or Officer	Director
Name	Age	with the Company	Since
Nominees for Three Year Terms Expiring in 2007
Walter M. Burch	62	Director	1988
Paul D. Lister	59	Director	1988
C. Don Wall	60	Director	1988
Theron C. Smith, III	55	Director	2000

Continuing Directors with Terms Expiring in 2005
Gary M. Griffin	49	Director	1992
R. Dennis Hennett	61	Director & President, CEO	1988
David M. Rogers	49	Director	1988

Continuing Directors with Terms Expiring in 2006
Mark S. Ashmore	47	Director	2002
Harold K. James	52	Director	1988
Anthony C. Cannon	39	Director	2000

Experience of the Board of Directors (All directors have been at their present occupation at least five years)

Mr. Ashmore is President of Ashmore Bros., Inc./Century Concrete, a local paving company.

Mr. Burch is General Manager and Co-Publisher of The Greer Citizen, a local weekly newspaper.

Mr. Cannon is the Energy Manager for Greer Commission of Public Works.

Mr. Griffin is Vice President of Mutual Home Stores, a group of retail stores in the Greenville-Spartanburg area.

Mr. James is Vice President and Broker-in-Charge of the James Agency, a local insurance and real estate company.

Mr. Lister is a Certified Public Accountant, with a local practice.

Mr. Rogers is President of Joshua’s Way Inc., a local non-profit organization.

Mr. Smith is an optometrist with a local practice.

Mr. Wall is a pharmacist and President of Professional Pharmacy, Incorporated.

Meetings and Committees of the Board of Directors.
The Board of Directors held 12 meetings in 2004. All of the directors attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served. Our policy regarding attendance by members of the board of directors at our annual shareholders’ meetings is that directors are expected to attend, unless there is an unavoidable conflict that prevents their attendance. All ten of our directors attended the annual meeting in 2003.

Our board of directors has appointed a number of committees, including a personnel committee, a nominating committee, and an audit committee.

Our personnel committee, which met four times in 2003, establishes and monitors our employee benefits program and personnel policies. This committee also performs the duties of a compensation committee and reviews annually the recommendations of executive management regarding administration of salaries and benefits costs. In 2003, the personnel committee was comprised of Mr. Rogers, Chairman; Mr. Cannon, Mr. Griffin, and Mr. Smith. In addition, Mr. Hennett, as our Chief Executive Officer, presents recommendations from executive management and participates in discussions affecting the compensation of all employees except his own. The personnel committee also administers the Company’s Incentive Stock Option Plan whereby stock options are awarded to key employees.

The Chair of the Board of Directors annually appoints the nominating committee. The committee typically consists of not less than three directors. The nominating committee has the principal function of recommending to the Board of Directors nominees for election as directors. The current members of the nominating committee are Messrs. James (Chairman), Ashmore and Cannon, each of whom is considered to be independent under NASDAQ rules. We are currently considering whether to adopt a formal nominating committee charter.

For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the nominating committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the Board. Our policy is to require a shareholder to submit the name of the person to the secretary of the Company in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Any person recommended for nomination as a director must, according to South Carolina law, own not less than 100 shares of Company stock.

The nominating committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

   o  educational background, work experience, business acumen,
   o  ability to grasp business and financial concepts, knowledge or experience related to banking or financial services,
   o  previous service on boards (particularly of public companies),
   o  willingness and ability to devote time and energy to the duties of a director,
   o   a desire and ability to help enhance shareholder value,
   o   reputation in the community,
   o   character,
   o   whether the nominee has any history of criminal convictions or violation of SEC rules,
   o   actual or potential conflicts of interest, and
   o   any other factor that the nominating committee considers relevant to a person’s potential service on the Board of Directors.

The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with the bylaws of the Company, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the nominating committee. Candidates may come to the attention of the nominating committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders, or other persons. The nominating committee and Board of Directors consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the Company on the same basis as candidates recommended by any other person.

The Company does not pay a third party to assist in identifying and evaluating candidates.

The audit committee, which met four times in 2003, selects the Company’s independent auditors, determines the scope of the annual audit, determines whether the Company has adequate administrative, operational, and internal accounting controls, and determines whether the Company is operating according to established policies and procedures. The members of the audit committee are Messrs. Lister (Chairman), Ashmore, and Smith. Each of these members is considered “independent” under Rule 4350 of the National Association of Securities Dealers’ listing standards. The Board of Directors has adopted a formal audit committee charter which establishes the Audit Committee is responsible for engaging a qualified CPA firm to audit the Company’s financial statements annually to be presented to the shareholders. It is also a policy that the committee is comprised of outside directors, who will ensure the Company’s internal audit function is independent of Company management and the audit responsibility is performed competently. In March 2003, the Board of Directors determined that Mr. Lister is an Audit Committee Financial Expert, based on his qualifications and the requirements of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee has reviewed the audited financial statements for the year ended December 31, 2003 and has discussed the audited financial statements with management. Effective March 1, 2004 Crisp Hughes Evans LLP merged with Dixon Odom PLLC, to form Dixon Hughes PLLC;

therefore, our current independent accountant is Dixon Hughes PLLC. The audit committee has discussed with Dixon Hughes PLLC the matters required to be discussed by Statement on Auditing Standards No. 61 – Codification of Statements on Auditing Standards (having to do with accounting methods used in the financial statements). The audit committee has received written disclosures and the letter from Dixon Hughes PLLC required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Dixon Hughes PLLC the accountants’ independence. Based on this, the audit committee recommended to the board that the audited financial statements be included in Greer Bancshares Incorporated’s SEC Form 10-K for the fiscal year ended December 31, 2003 for the filing with the SEC.

The Audit Committee: Paul D. Lister, Chairman	Mark S. Ashmore	Theron C. Smith, III

AUDITING AND RELATED FEES

The audit committee of the board engages our independent auditors and approves the amount to be paid for audit services, audit-related services, and tax services. The board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors. Dixon Hughes PLLC was auditor of our financial statements for the year ended December 31, 2003 and has been engaged by the audit committee of the board to perform the 2004 audit of the financial statements. The following table shows the fees that we paid or accrued for the audit and other services provided Dixon Hughes PLLC for the fiscal years ended December 31, 2003 and 2002:

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002
Audit Fees	$25,775	$23,572
Audit-Related Fees	3,000	0
Tax Fees	2,200	2,000
All Other Fees	4,205	13,575
Total	$35,180	$39,147

Audit Fees. This category includes aggregate fees billed for professional services rendered by Dixon Hughes PLLC for the audit of our annual consolidated financial statements for the years ended December 31, 2003 and 2002 and for the limited reviews of our quarterly condensed consolidated financial statements included in our periodic reports filed with the SEC during 2003 and 2002.

Audit-Related Fees. This category includes aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Dixon Hughes PLLC during the fiscal years ended December 31, 2003 and 2002. These services principally include the assistance and issuance of consents for various filings with the SEC, and also include fees relating to a required collateral examination relating to the Company’s line of credit with the Federal Home Loan Bank of Atlanta.

Tax Fees. This category includes the aggregate fees billed for tax services rendered by Dixon Hughes PLLC during the fiscal years ended December 31, 2003 and 2002. These services consisted primarily of tax compliance and tax consultation services.

All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered to us by Dixon Hughes PLLC during the fiscal years ended December 31, 2003 and 2002. In 2003 these other services included administrative fees relating to the Company’s 401-(k) plan, and in 2002 the amount includes fees relating to internal audit services provided from January through August 2002.

Auditor Independence. The audit committee of the board believes that the non-audit services provided by Dixon Hughes PLLC are compatible with maintaining the auditor’s independence. None of the time devoted by Dixon Hughes PLLC on its engagement to audit our financial statements for the year ended December 31, 2003 is attributable to work performed by persons other than Dixon Hughes PLLC employees.

The Board of Directors has appointed the firm of Dixon Hughes PLLC as independent certified public accountants to audit the books of the Company for the 2004 fiscal year and to perform such other appropriate accounting and related services as may be required by management. The appointment was made upon the recommendation of the audit committee. A representative of Dixon Hughes PLLC will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions that the shareholders may have.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock. The following table sets forth as of March 12, 2004 information with respect to the common stock owned beneficially or of record by each of the directors and nominees individually, by the named executive officers, by all directors and executive officers of the Company as a group, and by each holder of at least 5% of the Company’s common stock. Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares listed.

	Amount and Nature of
	Beneficial Ownership		Percent of Class (1)
Walter M. Burch	38,602	(2)	2. 4%
Paul D. Lister	73,270	(3)	4.5%
C. Don Wall	82,802	(4)	5.1%
Theron C. Smith, III	1,081		*
Gary M. Griffin	22,927	(5)	1.4%
R. Dennis Hennett	2,721		*
David M. Rogers	12,483	(6)	*
Mark S. Ashmore	295		*
Harold K. James	29,087	(7)	1.8%
Anthony C. Cannon	221		*
All Directors/Executive Officers as a Group (15 persons)	292,933		18.1%

* Less than 1%.

(1)	The calculation is based on 1,619,111 shares of common stock, which is the actual number of shares outstanding as of the record date. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, percentages of total outstanding shares have been computed on the assumption that shares of common stock that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(2)	Includes 6,351 shares owned by an affiliated company of Mr. Burch.
(3)	Includes 14,383 shares owned by Mr. Lister’s spouse.
(4)	Includes 38,427 shares owned by Mr. Wall’s spouse, and 43,911 shares owned companies of which Mr. Wall is majority owner. Mr. Wall’s address is c/o Greer Bancshares Incorporated, 1111 West Poinsett Street, Greer, South Carolina 29650.
(5)	Includes 2,014 shares owned by Mr. Griffin’s spouse, 7,930 shares owned by Mr. Griffin’s children and 5,327 shares owned by a trust for which he is custodian.
(6)	Includes 2,331 shares owned by Mr. Rogers’ spouse and 3,298 shares owned by Mr. Rogers children.
(7)	Includes 15,587 shares owned by a company in which Mr. James has an ownership interest, 189 shares owned by Mr. James’ spouse and 2,174 shares for which Mr. James is Trustee under an estate.

EXECUTIVE OFFICERS

We have defined our executive officer classification to include only officers at the senior vice president level and above. The only executive officers of the Company are Mr. Hennett, our Chief Executive Officer, and Mr. Medlock, our Chief Financial Officer. Our executive officers of the Bank and Greer Financial Services Corporation include:

			Bank Officer
Name	Age	Title	Since
R. Dennis Hennett	61	President and CEO	1987
E. Pierce Williams, Jr	48	EVP -- Commercial Lending	1992
Sandra I. Burdette	61	SVP & Chief Operations Officer	1988
William S. Harrill, Jr	54	SVP & Mortgage Lending Officer	1988
J. Richard Medlock, Jr	47	SVP & Chief Financial Officer	1988
John W. Hughes	57	SVP & Consumer Lending Officer	1989
Roger Sims	48	President - Greer Financial Services Corp	1998

The only family relationships among executive officers and directors are as follows: William S. Harrill, Jr. (Executive Officer) and Gary M. Griffin (director) are brothers-in-law. In addition, David Rogers (director) is married to the sister of Roger Sims’ (Executive Officer) wife.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Ms.  Burdette is a Senior Vice President and the Chief Operations Officer of Greer State Bank and has managed the Operations area of the Bank since the Bank’s opening in 1989.

Mr.  Harrill is a Senior Vice President, Senior Mortgage Lending Officer and manager of retail banking for Greer State Bank. He has managed the Bank’s mortgage lending function since the Bank’s opening in 1989.

Mr.  Hennett has been President and Chief Executive Officer of Greer State Bank since the Bank’s opening in 1989.

Mr.  Hughes is a Senior Vice President and Consumer Lending Officer of Greer State Bank and has been a senior lender for the Bank since 1989.

Mr.  Medlock is a Senior Vice President and the Chief Financial Officer of the Company. He has been with the Bank since its opening in 1989 and in his current capacity since 1992.

Mr.  Williams is an Executive Vice President and Senior Commercial Lending Officer of Greer State Bank. He was hired by the Bank in 1992 and has been a lender since 1993.

Mr. Sims is President of Greer Financial Services Corporation, which is an alternative investment subsidiary of Greer State Bank. He has been employed by the Bank since 1996.

None of the executive officers serve as directors of other companies.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors
During 2003, directors received $1,250 for each regular meeting of the Board of Directors. The Company’s policy was to pay $1,250 per special meeting, beginning with the third special meeting of the year. No more than $2,500 could have been paid to a director in any one month regardless of the number of regular or special meetings attended. No special meetings of the Board were held in 2003. Directors are not compensated for committee meetings. In addition to the monthly fees paid, each director who was not an employee of the Company was paid a bonus of $1,200 in 2003.

Compensation Committee Interlocks and Insider Participation
The Company’s personnel committee performs the duties of a compensation committee and reviews annually the recommendations of executive management regarding administration of salaries and benefits costs. In 2003, the personnel committee was comprised of David M. Rogers, Chairman; Anthony C. Cannon, Gary M. Griffin, and Theron C. Smith, III. R. Dennis Hennett, the Company’s Chief Executive Officer, presents recommendations from executive management and participates in discussions affecting the compensation of all employees except his own. The committee met four times during 2003.

Board Compensation Committee Report on Executive Compensation
The personnel committee has approved and implemented a formal salary administration program with job grades and salary ranges for all personnel of the Company. Each grade or level has been assigned a salary range based on salary surveys for other financial institutions of comparable markets, size, and complexity. The personnel committee reviews job grades periodically and makes changes as warranted by market conditions or the needs of the Company. The personnel committee typically reviews salary ranges at least every two years and makes adjustments as the committee deems necessary in light of changes in the employment marketplace, salary surveys of peer banks, economic conditions, and increases in the cost of living.

Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company’s salary administration program. The personnel committee periodically reviews the job performance and individual goal attainment of the Bank’s officers. The job performance and individual goal attainment of non-officers are periodically reviewed by their supervisors. Salary increases are typically based on individual performance and achievement and cost of living increases.

In 2003, the personnel committee approved, and the board ratified, an incentive cash award in light of the Company’s performance and profitability for the year. Non-officer employees participated in the incentive cash award based on evaluations and recommendations by each employee’s immediate supervisor. The Chief Executive Officer recommended incentive cash awards for the Company’s officers, excluding himself. The personnel committee and the Board of Directors evaluated, approved, and recommended that the Board approve these incentive cash awards. As to the incentive cash award for the Chief Executive Officer, the personnel committee evaluated the job performance of the CEO, the performance of the Company, the profitability of the Company, and information from peer data to determine the incentive cash award for the CEO. The Board ratified all incentive cash awards recommended by the personnel committee. The personnel committee will annually evaluate what cash awards are appropriate for the Company’s employees.

The Company’s overall compensation program for its chief executive officer and senior management is intended to attract, motivate, and retain key employees; maintain a base salary structure that is competitive in the Company’s marketplace; link annual incentive cash awards with specific financial performance goals; and provide long-term incentive awards in the form of incentive stock options that align management ownership with shareholder value.

The Personnel Committee:

David M. Rogers, Chairman	Anthony C. Cannon
Gary M. Griffin	Theron C. Smith, III

Performance Graph
We are required to provide our shareholders with a line graph comparing our cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the compensation committee’s decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Our 2003 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share, and cash dividends per share, along with Return on Equity (ROE) and Return on Assets (ROA) percentages.

The performance graph included in this proxy compares the Company’s cumulative total shareholder return over the previous five fiscal years with both the NASDAQ Composite Index and The Carson Medlin Company’s Independent Bank Index (an index published by the Carson Medlin Company, Investment

Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 22 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia. The total five year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 1997. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization is consistent with the preparation of the NASDAQ total return index. The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

Returns assume a beginning stock index price of $100 per share. The value of the Company’s stock as shown in the graph is based on information known to the Company regarding transactions in the Company’s stock. Because there is no active trading market in the Company’s stock, the information is based on a limited number of transactions.

[FIVE YEAR PERFORMANCE GRAPH OMITTED]

	1998	1999	2000	2001	2002	2003
GREER BANCSHARES INCORPORATED	100	128	133	145	152	163
INDEPENDENT BANK INDEX	100	94	89	110	136	176
NASDAQ INDEX	100	185	112	89	61	92

Summary of Cash and Certain Other Compensation
The following table sets forth the compensation we paid for the fiscal years ended December 31, 2003, 2002 and 2001 to our Chief Executive Officer. No other executive officers received aggregate cash compensation in excess of $100,000 in 2003.

					Securities
Name &					Underlying	All
Principal	Fiscal			Other Annual	Options/SARS#	Other
Position	Year	Salary1	Bonus	Compensation	Granted	Compensation2
R. Dennis Hennett	2003	$190,694	$22,500[3]	-	0/0	$11,186
President & CEO	2002	172,127	25,000[4]	-	0/0	9,331
	2001	157,370	20,000[5]	-	0/0	8,851

1 Represents salary, directors’ fees, and deferred compensation expense (which totaled $25,694 in 2003) for Mr. Hennett.
2 This amount represents 401(k) employer match ($7,251 in 2003), disability insurance premium ($2,668 in 2003), and group life premium ($1,267 in 2003).
3 Represents bonus paid Mr. Hennett in 2004 for fiscal year 2003.
4 Represents bonus paid Mr. Hennett in 2003 for fiscal year 2002.
5 Represents bonus paid Mr. Hennett in 2002 for fiscal year 2001.

Option Grants in Last Fiscal Year
There were no options granted to the named executive officer during the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year & Fiscal Year-End Option Values
The following table lists the aggregate number of stock options exercised by executive officers whose aggregate cash compensation exceeded $100,000. Also listed are the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable “in-the-money” stock options at December 31, 2003:

Value of Unexercised
			Number of Securities	In-the-Money Securities
	Number of		Underlying Options as of	Underlying Options as of
	Shares Acquired	Value	Year-end Exercisable/	Year-end
Name	on Exercise	Realized1	Unexercisable	Exercisable/Unexercisable
R. Dennis Hennett	1,100	$14,993	0/2,000	$0/$27,260

1 Market value of underlying securities on the exercise date, minus the exercise or base price. The market value of $28.00 is based on information obtained from The Greenville News as of May 23, 2003 and October 10, 2003 (the exercise dates).

Equity Compensation Plan Information
The following table sets forth equity compensation plan information at December 31, 2003.

Number of securities
remaining available for
future issuance under
	Number of securities to be issued	Weighted-average	equity compensation plans
	upon exercise of	exercise price of	(c)
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(a)	warrants and rights (b)	reflected in column (a))
Equity Compensation
Plans approved by	64,672	$22.14	74,550
security holders
Equity Compensation
Plans not approved	N/A	N/A	N/A
by security holders
Total	64,672	$22.14	74,550

Salary Continuation Plan
In 1997, the Bank’s Board of Directors approved a Salary Continuation Plan for its six executive officers. The purpose of the Salary Continuation Plan is to encourage the executives to remain in the employ of the Company. The plan is funded by life insurance written on each participant. Under the plan, the Company promises to pay certain supplemental retirement or death benefits to the executives.

Following is information regarding the Salary Continuation Plan for executive officers whose aggregate cash compensation exceeded $100,000 in 2003. R. Dennis Hennett, President and Chief Executive Officer of the Company, will receive $3,333.33 each month for 180 consecutive calendar months, beginning the first month following his termination of employment after his “normal retirement date.” “Normal retirement date” is defined by the Salary Continuation Plan as being the date upon which the executive attains 65 years of age.

Directors’ Deferred Compensation Plan
A Directors’ Deferred Compensation Plan was instituted in 1996. The plan allows directors’ board fees to be deferred and earn interest at a rate equal to the Company’s return on average equity (with a minimum interest rate of 7% and a maximum of 12%). The rate of interest paid during 2003 was 12%. The following directors participated in the plan:

	Total	Total	Total
	Deferred	Amount	Interest
	As of 12/31/03	Deferred -2003	Earned -2003
Anthony C. Cannon	$6,287.67	$3,250.00	$490.95
Gary M. Griffin	$20,265.69	$2,600.00	$2,025.14
R. Dennis Hennett	$24,465.83	$15,000.00	$1,828.41
Harold K. James	$25,683.12	$16,200.00	$1,842.94
Paul D. Lister	$132,265.94	$16,200.00	$13,262.53
David M. Rogers	$112,160.85	$16,200.00	$11,108.41
Charles D. Wall	$131,051.74	$15,000.00	$13,248.33

Directors’ Supplemental Life Insurance/Split Dollar Plan
The Company’s Board of Directors believes it to be in the best interests of the Company to enter into Split Dollar Life Insurance Agreements with the directors. The agreements provide the directors with the opportunity to receive supplemental life insurance benefits of $100,000 after seven years of service, increased each year until termination of service by an inflation factor of 4%. The life insurance acquired will help finance the interest paid on the directors’ deferred compensation. The Bank applied for and owns a life insurance policy on certain directors (listed below). By way of a separate split dollar agreement, the policy interests are divided between the Bank and the director. The Bank owns the policy cash surrender value, including the accumulated policy earnings, and the policy death benefits over and above the cash surrender value are endorsed to the director and his named beneficiary. The Bank will report to the participant each year the economic value of the insurance coverage as taxable income. The following individuals are included in the plan:

	Initial Split Dollar	Projected Post
	Death Benefit	Retirement Death Benefit

Walter M. Burch	$100,000	$173,168
Gary Griffin	100,000	277,247
Harold K. James	100,000	246,472
Paul D. Lister	100,000	194,790
David M. Rogers	100,000	288,337
C. Don Wall	100,000	180,094

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Carter, Smith, Merriam, Rogers & Traxler, P.A. has provided professional legal services to the Company in 2003. David M. Rogers, a member of the Board of Directors, is an attorney with the Carter, Smith, Merriam, Rogers & Traxler, P.A. law firm. The legal services provided to the Company were at prices and on terms comparable to those provided to their other customers.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with officers, directors, shareholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Such loans have not involved more than normal risks of collectability, nor have they presented any other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all executive officers and directors have made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2003, except those listed below, who failed to file a Form 4 within the required two days of the transaction.

-      The following directors received a stock option on April 24, 2003 that was not reported on Form 4 until April 30, 2003:
       Messrs. Ashmore, Burch, Cannon, Griffin, James, Lister, Rogers, Smith and Wall.

-      Ms. Burdette reported on September 30, 2003 a grant of options on September 16, 2003 to purchase 2,500 shares.

-      Mr. Wall reported on November 21, 2003 the purchase of stock on November 12, 2003 by a corporation in which he has ownership.

As noted above, Form 4‘s for all the transactions were subsequently filed.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2005 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than December 1, 2004. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must also comply with SEC federal proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials. .

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company’s proxy materials, must comply with the following requirements: Proposals for director nominations must be delivered to the Company in accordance with the nominating committee guidelines discussed on page 5 of this proxy statement. Other proposals must be delivered between 60 and 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the shareholder notice must be delivered between 60 and 90 days prior to the annual meeting or within 10 days following the day on which public announcement of the date of the meeting is first made.

SECURITY HOLDERS’ COMMUNICATIONS WITH THE BOARD

Any shareholder desiring to communicate with the board of directors, or with specific individual directors, may do so by writing to the secretary of the board, Anthony C. Cannon, at Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652. The secretary has been instructed to promptly forward all such communications to the individual to whom the correspondence is addressed.

AVAILABLE FINANCIAL INFORMATION

The Company will provide free of charge to any shareholder of record as of March 12, 2004, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules (but excluding exhibits), filed with the Securities and Exchange Commission. Any such request should be directed to Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652, Attention: J. Richard Medlock, Jr., Treasurer and Secretary.

Other Matters
We do not know of any other matters to be brought before the Annual Meeting of the Shareholders. However, if any other matters do properly come before the Annual Meeting of the Shareholders, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors,

/s/ Gary M. Griffin Gary M. Griffin
Greer, South Carolina	Chairman, Board of Directors
March 31, 2004	Greer Bancshares Incorporated

[Greer Bacshares Incorporated Graphic Omitted]

GREER BANCSHARES INCORPORATED
(864) 877-2000
1111 West Poinsett Street
Greer, South Carolina 29650

NOTICE OF
ANNUAL MEETING
OF
SHAREHOLDERS

_________________________________

PROXY STATEMENT

_________________________________

(This page left blank intentionally)

This Proxy is solicited by the Board of Directors of
GREER BANCSHARES INCORPORATED

The undersigned, hereby revoking all previous proxies, hereby appoints Mark S. Ashmore, Anthony C. Cannon and Harold K. James, each of them the attorney or attorneys of the undersigned with the power of substitution, to vote all shares of common stock of Greer Bancshares Incorporated, Greer, South Carolina (the “Company”), in the name of the undersigned upon all matters at the Company’s Annual Meeting to be held April 22, 2004, and at any adjournments thereof, with all powers that the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys to cast the undersigned’s vote as specified below:

                   1.  Election of Directors

[ ]	FOR all nominees	[ ]	WITHHOLD AUTHORITY
	listed below		for all nominees

                   Nominees to serve a full term of three years:
                         Walter M. Burch, Paul D. Lister, C. Don Wall and Theron C. Smith, III

                   NOTE:    If you wish to withhold authority for any individual nominee, write that nominee's name in the spaces below.

______________________________________________________________________________________________

                   2.  Authority to transact such other business as may properly come before the Annual meeting or any adjournments thereof.

[ ]	FOR	[ ] AGAINST	[ ]	ABSTAIN

______________________________________________________________________________________________

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE PROMPTLY

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2.

Dated:                                               , 2004

___________________________
Signature of Shareholder(s)

___________________________
Signature of Shareholder(s)

Your signature on this proxy should correspond with the name appearing on your stock certificate. When signing as a Personal Representative, Administrator, Trustee, Guardian, Attorney, etc., please indicate your full title. If stock is held jointly, each joint owner must sign.